UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): June 16, 2005
                                                  -------------


                                            UCI Medical Affiliates, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                 0-13265                                           59-2225346
              ------------                             -------                                           ----------
         (State or Other Jurisdiction of Incorporation)         (Commission File Number)(I.R.S. Employer Identification)





                   4416 Forest Drive, Columbia, South Carolina 29206 (Address, Including Zip Code of Principal Executive Offices)



                                                   (803) 782-4278
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):




|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

         To reduce interest expense on certain existing debt, on June 16, 2005, UCI Medical Affiliates, Inc. (the "Registrant"); UCI Medical Affiliates of South Carolina, Inc.; Doctors Care, P.A.; Doctor's Care of Tennessee, P.C.; Progressive Physical Therapy, P.A.; and Carolina Orthopedic & Sports Medicine, P.A. (collectively the "Company"), borrowed $4.3 million (the "Loan") from Branch Banking and Trust Company of South Carolina ("BB&T") . The Loan is evidenced by two promissory notes, the first of which is in the original principal amount of $3.2 million and is payable over 36 months (the "First Note"). The second promissory note is in the original principal amount of $1.1 million and is payable over 12 months (the "Second Note"). Both promissory notes bear interest at BB&T's prime rate, plus 0.5%. Copies of the First Note and Second Note are attached as Exhibits 10.36 and 10.37, respectively.

         A portion of the Loan proceeds was used to refinance, at a lower interest rate, the existing term loan with BB&T which had an outstanding balance of approximately $2,160,000. The balance of the Loan proceeds was used to pay, at a more favorable interest rate, the outstanding approximately $1,529,000 owed by the Company to the Internal Revenue Service, and the approximately $678,000 owed by the Company to the South Carolina Department of Revenue. These amounts owed to the taxing authorities represent the remaining balances due of the unpaid taxes which were due and owing at the time of the Company's filing in November 2001 of a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Under the Company's approved bankruptcy Plans of Reorganizations, the outstanding amounts owed to these taxing authorities were payable with interest at a rate of 8.0% per annum.

         The Registrant is a Delaware corporation which provides nonmedical management and administrative services for a network of freestanding medical centers located throughout South Carolina and one in Tennessee. The centers operate under the trade names "Doctors Care" and "Progressive Physical Therapy Services." Trading in the Registrant's common stock is currently conducted in the over-the-counter market under the symbol "UCIA.OB".

Item 9.01  Financial Statements and Exhibits

         (a) - (b)     Not Applicable

         (c) Exhibits.

     Exhibit 10.36 - Promissory Note dated June 16, 2005, in the original principal amount of $3,200,000, executed by UCI Medical Affiliates, Inc.; UCI Medical Affiliates of South Carolina, Inc.; Doctors Care, P.A.; Doctor's Care of Tennessee, P.C.; Progressive Physical Therapy, P.A.; and Carolina Orthopedic & Sports Medicine, P.A. in favor of Branch Banking and Trust Company of South Carolina.

     Exhibit 10.37 - Promissory Note dated June 16, 2005, in the original principal amount of $1,100,000, executed by UCI Medical Affiliates, Inc.; UCI Medical Affiliates of South Carolina, Inc.; Doctors Care, P.A.; Doctor's Care of Tennessee, P.C.; Progressive Physical Therapy, P.A.; and Carolina Orthopedic & Sports Medicine, P.A. in favor of Branch Banking and Trust Company of South Carolina.

                                   SIGNATURES

         Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                  UCI MEDICAL AFFILIATES, INC.
                                  (Registrant)



                                 /s/ Jerry F. Wells, Jr.
                                 Jerry F. Wells, Jr.
                                 Executive Vice President of Finance,
                                 Chief Financial Officer, and Secretary


Date: June 17, 2005